Item 77C - DWS Tax Free
Money Fund

Registrant incorporates by
reference to Proxy Statement
filed on March 8, 2006
(Accession No. 0001193125-
06-048473).
A Special Meeting of
shareholders (the "Meeting") of
DWS Tax Free Money Fund
(the "Fund") was held on May 5,
2006, at the offices of Deutsche
Asset Management, 345 Park
Avenue, New York, New York
10154. At the Meeting, the
following matters were voted
upon by the shareholders (the
resulting votes are presented
below).
I.	Election of Trustees.


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
119,797,695.577
3,996,097.299
Dawn-Marie Driscoll
120,052,515.127
3,741,277.749
Keith R. Fox
120,007,424.047
3,786,368.829
Kenneth C. Froewiss
119,995,299.217
3,798,493.659
Martin J. Gruber
119,866,570.261
3,927,222.615
Richard J. Herring
119,912,768.581
3,881,024.295
Graham E. Jones
119,740,102.453
4,053,690.423
Rebecca W. Rimel
119,853,661.711
3,940,131.165
Philip Saunders, Jr.
119,921,370.551
3,872,422.325
William N. Searcy, Jr.
119,792,120.471
4,001,672.405
Jean Gleason
Stromberg
119,917,422.617
3,876,370,259
Carl W. Vogt
119,959,687.627
3,834,105.249
Axel Schwarzer
119,781,976.913
4,011,815.963

II-A.	Approval of an Amended
and Restated Investment
Management Agreement:

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
113,182,118.780
3,427,481.410
6,744,550.686
439,642.000

II-B.	Approval of a Subadvisor
Approval Policy:

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
112,406,777.072
5,561,863.091
5,385,510.713
439,642.000

III.	Approval of a Revised
Fundamental Investment
Restriction Regarding
Commodities:

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
110,915,449.288
6,575,896.271
5,862,805.317
439,642.000

V-A.	Approval of Amended and
Restated Declaration of
Trust.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
112,242,132.826
5,287,669.754
5,824,348.296
439,642.000

The Meeting was reconvened
on August 31, 2006, at which
time the following matter will be
voted upon by the
shareholders:
V-B.	Approval of Further
Amendments to Amended
and Restated Declaration
of Trust.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
132,332,151.720
7,823,706.600
7,055,447.578
373,754.000

*	Broker non-votes are proxies
received by the Fund from brokers
or nominees when the broker or
nominee neither has received
instructions from the beneficial
owner or other persons entitled to
vote nor has discretionary power to
vote on a particular matter.